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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ALLTEL Corporation
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                    (State of incorporation or organization)


                                   34-0868285
                        (IRS Employer identification No.)

                  One Allied Drive, Little Rock, Arkansas 72202
                                 (501) 905-8000
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file numbers to which this Form relates:
No. 333-85142

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class to                   Name of Each Exchange on Which
       Be So Registered                      Each Class is to Be so Registered
--------------------------------------------------------------------------------
       Corporate Units                           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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     The undersigned registrant hereby amends the following items, exhibits or other portions of its Registration Statement on Form 8-A, previously filed with the Securities and Exchange Commission on May 1, 2002, as set forth in the pages attached hereto.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Registrant's corporate units to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the Equity Units," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Notes" in the final prospectus supplement, dated April 30, 2002, to the prospectus dated April 10, 2002, and filed on May 2, 2002 pursuant to Rule 424(b)(5) as a part of the registration statement on Form S-3 of ALLTEL Corporation (Registration No. 333-85142), (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the corporate units shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

1. Registration Statement on Form S-3 (Registration No. 333-85142) filed with the Securities and Exchange Commission on March 28, 2002 by ALLTEL Corporation, is incorporated herein by reference

2. Indenture between the ALLTEL Corporation and J.P. Morgan Trust Company, National Association, as successor to Ameritrust Company National Association, Trustee, dated as of January 1, 1987 (incorporated by reference to ALLTEL Corporation's Form S-3 Registration Statement, No. 33-10808, filed on December 16, 1986)

3. Tenth Supplemental Indenture, dated as of May 6, 2002, between ALLTEL Corporation and J.P. Morgan Trust Company, National Association, as Trustee, in connection with the issuance of the Notes which are a component of the corporate units (incorporated herein by reference to Exhibit 4.2 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2002)

4. Form of Note (incorporated herein by reference to Exhibit 4.3 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2002)

5. Purchase Contract Agreement, dated as of May 6, 2002, between ALLTEL Corporation and J.P. Morgan Trust Company, National Association, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.4 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2002)


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6.   Form of Corporate Units certificate (incorporated herein by reference to
     Exhibit 4.5 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2002)

7. Form of Treasury Units certificate (incorporated herein by reference to Exhibit 4.6 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2002)

8. Pledge Agreement, dated as of May 6, 2002, between ALLTEL Corporation, Wachovia Bank, National Association, as Collateral Agent, and J. P. Morgan Trust Company, National Association, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.7 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2002)

9.   Remarketing Agreement, dated as of May 6, 2002, between ALLTEL Corporation,
     J. P. Morgan Trust Company, National Association, as Purchase Contract Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent (incorporated herein by reference to Exhibit 4.8 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2002)

10. Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.9 to ALLTEL Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8,
     2002)


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ALLTEL Corporation

Date:  May 8, 2002                          By:  /s/ Scott Settelmyer
                                               ---------------------------------
                                            Name:    Scott Settelmyer
                                                 -------------------------------
                                            Title:   Treasurer
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